Exhibit 107
Calculation of Filing Fee Tables
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Form F-4
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(Exact Name of Registrant as Specified in its Charter)
Frontline Ltd.
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(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary shares, par value $1.00 per share	Rule 457(f)(1)	222,622,889(1)	$11.95(2)	$2,660,343,523.55(2)	0.0000927	$246,613.85
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					$2,660,343,523.55	0.0000927	$246,613.85
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$246,613.85

(1)
Includes the shares of Frontline (Cyprus) (as hereinafter defined) as of September 12, 2022 into which all common shares of Frontline (Bermuda) (as hereinafter defined) that are outstanding immediately prior to the Redomiciliation will automatically be converted by operation of law in the Redomiciliation. For purposes of clarity, in some places in the Form F-4, to which this Filing Fee Table is an exhibit to, we refer to our company prior to the Redomiciliation as “Frontline (Bermuda)” and the re-domiciled Cyprus entity as “Frontline (Cyprus).”

(2)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common shares of Frontline Ltd. on the New York Stock Exchange on September 8, 2022 ($11.95 per share), in accordance with Rule 457(f)(1).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—
Rule 457(p)
Fee Offset Claims	—	—	—	—	—	—	—	—	—	—	—
Fees Offset Sources	—	—	—	—	—	—	—	—	—	—	—

Table 3: Combined Prospectuses
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
—	—	—	—	—	—	—